UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ENFUSION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Enfusion, Inc. (“Enfusion” or the “Company”) with a definitive proxy statement related to a proposed transaction in which (i) Poseidon Merger Sub II LLC (“Merger Sub II”) will be merged with and into Enfusion Ltd. LLC (the “Operating Company”), with the Operating Company surviving such merger as a wholly-owned subsidiary of Clearwater Analytics Holdings, Inc. (“Clearwater” or “Parent”); (ii) Poseidon Merger Sub I, Inc. (“Merger Sub”) will be merged with and into the Company, with the Company surviving such merger as an indirectly wholly-owned subsidiary of Parent (the “Surviving Corporation”); and (iii) subject to the satisfaction, prior to the effective time of the aforementioned mergers, of certain conditions specified in the Merger Agreement (as defined below), the Surviving Corporation will be merged with and into Poseidon Acquirer, Inc. (“Acquirer”), with Acquirer surviving such merger as a direct, wholly-owned subsidiary of Parent (the “Proposed Transaction”), in each case on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated January 10, 2025, by and among the Company, the Operating Company, Parent, Acquirer, Merger Sub and Merger Sub II (the “Merger Agreement”).

This Schedule 14A filing consists of the following documents relating to the Proposed Transaction:

1.	Email from Oleg Movchan, Chief Executive Officer of the Company, to the Company’s employees, dated January 13, 2025.

2.	Employee Q&A Document.

3.	Social Media Posts.

*      *      *

1.	On January 13, 2025, Oleg Movchan, Chief Executive Officer of the Company, issued the following email to the Company’s employees relating to the Proposed Transaction.

Enfusion Team,

I hope this finds each of you doing well in the new year. Today, I am writing with some important news. As you may have seen, Enfusion just issued a press release announcing that we have entered into a definitive agreement to be acquired by Clearwater Analytics (NYSE: CWAN).

As is our commitment to each of you always - we are committed to a timely, consistent, and clear communication process. Later today, we will discuss this news with you in two virtual All Hands meetings. These will take place at 10:00 AM ET and 10:30 PM ET to accommodate different time zones. You will receive calendar invitations for both meetings shortly. Please attend the meeting that best works for your schedule as the presentations will be the same. We realize this is short notice, but we want you to hear from the Executive Committee directly on this important news as soon as possible. Please plan on attending one of these two meetings, as they will not be recorded. If you are unable to make either meeting, please be assured that you will continue to hear directly from leadership frequently as things progress.

Announcement details

Clearwater Analytics (Clearwater) is a leading provider of SaaS-based investment management, accounting, reporting, and analytics solutions. Their clients include some of the largest institutions in the world across the insurance, asset management and asset owner industries. They have an enviable track record of growing very consistently powered by very high client satisfaction, as evidenced by their gross revenue retention of 99% and net revenue retention of 114%. Most importantly, they have been on a similar journey as us in terms of technology and architecture.

Clearwater views Enfusion as an attractive investment opportunity because of Clearwater’s alignment with our business strategy, due to our leading technology platform, large global client base, strong financial profile, and of course, our world-class talent. They are confident in our team’s ability to drive continued growth and believe that our culture and values closely align. This acquisition brings together two industry leaders with a common vision for redefining technology and services across the investment management industry. We share a strong commitment to our values, continued investment in modern technology, and excellence in client services, which we believe will continue to build on our differentiation in the competitive landscape.

During the upcoming All Hands meetings, we will share more about the process that brought us to this point. It is important to note that this transaction closing is expected to occur in Q2 2025, and each company will operate independently until then. During this time, we should not allow this development to distract us from our day-to-day responsibilities. We must remain focused on taking care of our people and serving our clients. Our focus on the same values that brought us to this point must remain our north star moving forward.

Before I outline what comes next regarding this exciting opportunity, I want to take a moment to recognize all that we have achieved leading up to this point and to extend enormous gratitude to each of you. Thank you for your unwavering dedication, passion, and OneEnfusion mindset. I know that we will bring this incredible commitment into our next chapter.

What’s next

Many of you may be thinking about the specific next steps and implications this news will have on you and your colleagues – which is completely understandable. Our commitment is to provide you with transparent and timely information. As a first step, please attend one of today’s All Hands meetings. An announcement FAQ document is also attached to this email and will be posted to the Intranet for reference. As with any acquisition, we will be in a position to answer some of your questions now and the remainder as things progress. We remain committed to communicating information on a rolling basis and as soon as possible.

We have also created a dedicated questions form, which you can find linked here. We will use questions that you submit here to inform topics to address in subsequent All Hands and regional calls, as well as future written FAQs.

External inquiries

If you receive any inquiries from outside of Enfusion, including, but not limited to, from members of the media, investors, clients, vendors or partners on this announcement, please do not respond unless you have been previously provided with clear direction on how to do so. All investor inquiries should be forwarded to Bill Wright (Head of Investor Relations) and media inquiries to Mollie Applegate (Head of Communications) with a copy to Matt Campobasso in his capacity as General Counsel.

All clients will receive an email communication regarding this announcement today. Should you receive any inbound client inquiries, they should be forwarded or referred to regional sales or client services leadership. All other general inquiries should be forwarded to your manager, and managers should direct those inquiries to Matt Campobasso to ensure that we are responding consistently with our legal obligations and restrictions.

As we look ahead, please keep in mind that today’s announcement is the first important step in a long journey. Our day-to-day operations remain business as usual. I encourage you again to remain focused on our mission and continue to provide value for our clients.

Thank you again for your hard work and your commitment to Enfusion. I am immensely grateful to all of you for what we have achieved together and look forward to a bright future ahead.

Thank you,

Oleg

#OneEnfusion

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the following factors in reference to Clearwater and/or Enfusion: the timing of the consummation of the acquisition and the ability to satisfy closing conditions, possible or assumed future results of operations, possible or assumed performance, business strategies, technology developments, financing and investment plans, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater’s and Enfusion’s control, that may cause Clearwater’s and Enfusion’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to successfully close the acquisition, Clearwater’s ability to successfully integrate the operations and technology of Enfusion with those of Clearwater, retain and incentivize the employees of Enfusion following the close of the acquisition, retain Enfusion’s clients, repay debt to be incurred in connection with the Enfusion acquisition and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected, as well as other risks and uncertainties discussed under “Risk Factors” in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the US Securities and Exchange Commission (the “SEC”) on February 29, 2024 and Enfusion’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, and in other periodic reports filed by Clearwater and Enfusion with the SEC. These filings are available at www.sec.gov and on Clearwater’s and Enfusion’s websites. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater’s expectations or beliefs as of any date subsequent to the time they are made. Clearwater does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information and Where to Find It

In connection with the acquisition, Clearwater will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Clearwater’s common stock to be issued pursuant to the acquisition, which will include a prospectus of Clearwater and a proxy statement of Enfusion (the “proxy statement/prospectus”). Each of Clearwater and Enfusion may also file other documents with the SEC regarding the acquisition. This press release is not a substitute for the Registration Statement, proxy statement/prospectus or any other document which Clearwater or Enfusion may file with the SEC in connection with the acquisition. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS. After the Registration Statement has been declared effective, the definitive proxy statement/prospectus (if and when available) will be mailed to Enfusion’s security holders. Investors and security holders will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed by Clearwater and Enfusion with the SEC (if and when available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Clearwater, including the proxy statement/prospectus (when available) will be available free of charge from Clearwater’s website atinvestors.clearwateranalytics.com. Copies of documents filed with the SEC by Enfusion, including the proxy statement/prospectus (when available) will be available free of charge from Enfusion’s website at ir.enfusion.com.

Participants in the Solicitation

Clearwater, Enfusion and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information about Clearwater’s directors and executive officers is available in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, its definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024, and in the proxy statement/prospectus (when available). Information about the directors and executive officers of Enfusion is available in its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, its definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024, and in the proxy statement/prospectus (when available). Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by Clearwater and Enfusion will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by Clearwater, including the proxy statement/prospectus (when available) will be available free of charge from Clearwater’s website atinvestors.clearwateranalytics.com. and copies of documents filed with the SEC by Enfusion, including the proxy statement/prospectus (when available) will be available free of charge from Enfusion’s website at ir.enfusion.com.

2.	On January 13, 2025, the Company issued the following Q&A Document for employees relating to the Proposed Transaction.

1.	What was announced today?

Enfusion has entered into a definitive agreement to be acquired by Clearwater Analytics (NYSE: CWAN).

2.	Who is Clearwater? What do they do?

Clearwater Analytics is a global leader in cloud-based investment management solutions and a publicly traded company listed on the NYSE (CWAN). Its innovative SaaS platform delivers end-to-end automation for investment operations, offering a single, unified solution for data aggregation, reconciliation, compliance, accounting, performance reporting, and risk management.

Every day, Clearwater empowers more than 1,600 clients worldwide, including leading insurers, asset managers, corporations, and government entities, to manage over $7.3 trillion in assets confidently and efficiently. With offices in Boise (HQ), New York, San Jose, London, Paris, Luxembourg, Edinburgh, Frankfurt, Singapore, Hong Kong, and Noida, Clearwater is a global organization committed to excellence and innovation.

Clearwater’s proven track record of success includes:

●	Consistent double-digit revenue growth and recognition as an industry leader.

●	Prestigious accolades, including the “Technology Firm of the Year” award for outstanding innovation in financial services.

●	A growing global footprint with strong client satisfaction and retention rates.

Clearwater isn’t just about technology; it’s about delivering trusted data and insights that simplify complexity and enable clients to focus on their goals. Joining Clearwater means becoming part of a mission to revolutionize the future of investment management and have fun along the way. Here is a link to a video Clearwater created when it went public in 2021.

3.	What is exciting about the combination with Clearwater? Why are we doing this deal?

This partnership brings together two companies with a shared commitment to innovation and a philosophy of technology first. It brings together Enfusion’s innovative front-office solutions with Clearwater’s trusted middle and back-office capabilities, creating a seamless, front-to-back platform for investment management. Some key messages about this deal:

●	Accelerates our common goal of building a front-to-back platform for the entire investment management industry

●	Positions us to lead and increase our right to win in the asset management industry across all segments and sizes

●	Allows us to offer a scaled and industry-leading front office platform, including portfolio and order management, to more of their clients (across all markets).

●	Builds upon our leadership position in the hedge fund industry, expanding the market that they address.

●	Takes advantage of our presence in Europe and Asia to drive faster adoption of their platform.

●	Allows us to shift to a financially compelling operating model, focused on reaccelerating our growth and building on Clearwater’s strength in execution for Operations and G&A

4.	How will this impact what we sell now and once the transaction closes?

For now, there are no changes to our current sales process. Both organizations will continue to operate independently until the deal closes. That said, Clearwater’s CRO, Scott Erickson, and Dan Jacobs are collaborating closely to align strategies and ensure successful integration for our sales teams to occur once the transaction closes. Further details and guidance will be provided post-close to ensure a smooth transition.

5.	When will the transaction close? What should I expect between now and then?

The transaction is anticipated to close in Q2 2025, subject to approval by Enfusion shareholders, the receipt of required regulatory approvals, and customary closing conditions. Until then, we will continue business as usual.

Organization

6.	What does this acquisition mean for me?

This acquisition represents an exciting opportunity to be part of a high-growth company that is looking to build a leading, front-to-back solution to simplify the entire investment lifecycle, across industries. Combining with Clearwater means that we will be a part of a growing, global organization with expanded resources and expertise. We will be able to contribute to building an integrated, market-leading platform that redefines the investment management industry.

7.	What will this transition mean for our teams? How will things change for us before and after the deal closes?

Until the deal closes, day-to-day operations and roles/responsibilities will remain business as usual. We will be working closely with Clearwater to identify the best path forward for our clients, our team members, and therefore our shareholders. After the deal closes, we will take steps to create an integrated company where we start aligning teams, policies, and processes, as well as building out a technology and product roadmap. This is an opportunity for us to be a part of a high-growth organization with the goal of revolutionizing the entire investment lifecycle.

8.	Will I have to move offices? Will our remote work policy change?

There are no immediate plans to change our remote work policy, relocate employees, or move offices as a result of this acquisition. Both companies will continue to operate business as usual until the deal closes in approximately Q2 2025. It is important to reinforce that Clearwater is a high-growth company that is acquiring Enfusion to accelerate their ability to offer a front to back platform for the entire investment management industry. This growth agenda requires good, experienced talent and a global footprint.

Total Rewards

9.	How will this transaction impact my compensation and benefits?

There are no planned changes to your compensation and benefits before the deal closes, likely to be in Q2 2025. If for whatever reason there is a change to your compensation after the deal closes, those changes will be thoughtfully considered and discussed with you and your manager.

10.	Will our existing HR policies and benefits (e.g., PTO/sick pay, retirement, health benefits, etc.) change as a result of this acquisition?

There are no immediate changes planned to HR policies or benefits as a result of this acquisition. During integration planning, we will take the time to better understand the strengths and differences between both of our total reward programs – benefits, HR policies, compensation frameworks, etc. If there are any changes to HR policies or benefits, we will make sure they are communicated, looking to ensure a smooth transition for employees.

11.	What will change about the year-end process this year? What about bonuses?

For most employees, we expect the year-end process to be similar to last year. Regarding 2024 performance bonuses, we are moving forward with our bonus schedule as planned. As a reminder, bonuses are entirely discretionary, and you must be employed and have not given your notice as of the payment date in order to be entitled to the payment. Your manager will communicate your bonus amount to you between February 4 to February 12. Bonus payments are anticipated on February 28 and EMEA on February 25

12.	How will my RSUs be impacted by this acquisition? What happens to my vested and unvested restricted stock unit awards?

At closing, those employees with unvested RSUs will have their RSUs converted into Clearwater RSUs, according to a formula agreed upon during the merger transaction (the exchange ratio). These Clearwater RSUs will continue to vest in accordance with your pre-existing vesting schedule.

All vested RSUs up through the closing of the deal will be converted into the same consideration that our other shareholders receive at the closing of the deal. Specifically, Enfusion shareholders will be able to elect to receive mixed cash/stock consideration. We will provide more details about the mechanics of elections as they become available.

Hiring and Talent Acquisition

13.	How will this change our current hiring approach? Will we still get to hire new people?

This acquisition creates opportunities for growth and innovation, and we will prioritize attracting and retaining top talent to support the goals of the combined organization. Hiring will continue based on already approved hiring plans and business needs. Both Clearwater and Enfusion will partner on the hiring and selection of more senior leadership roles, but beyond that, we expect hiring to continue as planned.

14.	What should we tell candidates who just joined? Will their offer still be valid?

All employment offers are still valid for recent hires who have accepted an Enfusion offer but have yet to join. If you are a manager of one of these individuals, we recommend you reach out to tell them how exciting this deal is for Enfusion and their career growth opportunities.

15.	How does this impact our immigration processes?

We believe in supporting global mobility for both current and new employees to get access to the best talent. From what we know, Clearwater follows a similar approach to immigration as Enfusion. As of now, for current H1 B employees at Enfusion, the plan would be to either file amendments or do an H1 B transfer to keep the work permit current and legal. For employees on a student authorization work permit or OPT permit, the plan is for Enfusion to continue with the process to submit paperwork in March to US-CIS.

When the deal closes, Clearwater will follow up with these employees to verify their status and support them in their process.

Client Questions

16.	How will clients be impacted by this change?

Clients will benefit from a significantly enhanced platform that spans the entire investment lifecycle. By integrating Enfusion’s industry-leading front-office capabilities with Clearwater’s trusted middle- and back-office expertise, we will streamline operations, improve efficiency, and deliver greater value through a unified, end-to-end investment management platform.

A clear communication plan and detailed transition strategy will ensure clients experience minimal disruption, continuity of service, and increased benefits as we move forward together. This combination is an exciting opportunity to provide unparalleled value to clients worldwide.

General

17.	Who can I talk to if I have questions?

You can talk to your HRBP or Line of Business Leader.

18.	Can I post about the transaction on my social media channels?

You should not post any information about the transaction on your social media channels. You can like or repost the Enfusion or Clearwater posts that will be shared on our LinkedIn accounts.

19.	What should I do if the media or other third party contacts me?

If you receive any inquiries from members of the media, investors, or clients on this topic, please do not respond unless specifically authorized to do so. All investor inquiries should be forwarded to Bill Wright (Head of Investor Relations) and media inquiries to Mollie Applegate (Head of Communications) with a copy to Matt Campobasso in his capacity as General Counsel.

20.	What should I do if clients ask me questions?

Our clients and partners may have questions. If you are in a client-facing role and you are talking to a client, a prospect, or a partner on the phone or in person:

●	You can assure our clients that it is business as usual at Enfusion. Our entire team remains focused on continuing to provide the best-in-class service and solutions they have come to expect. Anything beyond this should be handled by a select group of individuals.

●	You can remind the clients that we will be getting in touch with them in the coming weeks to schedule a call to answer any questions they might have. The client would have received that same message in an email from Oleg that was sent very shortly after the issuance of the press release. Please alert your regional head of client service and regional head of sales if a client has inquired about the acquisition.

If you have any questions regarding how to communicate with a client regarding this announcement, please contact Dan Jacobs and Tim Arengo-Jones. You may also forward any written questions or requests for information from clients to Dan and Tim.

Please also note that Matt Campobasso will be sending an email to all Enfusion employees that will explain how we should conduct ourselves as a business, as related to Clearwater and this transaction, between now and the transaction closing. We will also be maintaining an internal page with FAQs on this topic. In the case of any uncertainty, please reach out to Matt with your questions so that we can be sure that Enfusion Legal is providing clear guidance where necessary.

We are committed to open communication with our employees. As information is available, we will provide further updates to employees. If you have further questions you may submit them through this form.

Thank you for your continued commitment to Enfusion.

Forward-Looking Statements

This FAQ contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the following factors in reference to Clearwater and/or Enfusion: the timing of the consummation of the acquisition and the ability to satisfy closing conditions, possible or assumed future results of operations, possible or assumed performance, business strategies, technology developments, financing and investment plans, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater’s and Enfusion’s control, that may cause Clearwater’s and Enfusion’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to successfully close the acquisition, Clearwater’s ability to successfully integrate the operations and technology of Enfusion with those of Clearwater, retain and incentivize the employees of Enfusion following the close of the acquisition, retain Enfusion’s clients, repay debt to be incurred in connection with the Enfusion acquisition and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected, as well as other risks and uncertainties discussed under “Risk Factors” in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the US Securities and Exchange Commission (the “SEC”) on February 29, 2024 and Enfusion’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, and in other periodic reports filed by Clearwater and Enfusion with the SEC. These filings are available at www.sec.gov and on Clearwater’s and Enfusion’s websites. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater’s expectations or beliefs as of any date subsequent to the time they are made. Clearwater does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater.

No Offer or Solicitation

This FAQ is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information and Where to Find It

In connection with the acquisition, Clearwater will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Clearwater’s common stock to be issued pursuant to the acquisition, which will include a prospectus of Clearwater and a proxy statement of Enfusion (the “proxy statement/prospectus”). Each of Clearwater and Enfusion may also file other documents with the SEC regarding the acquisition. This press release is not a substitute for the Registration Statement, proxy statement/prospectus or any other document which Clearwater or Enfusion may file with the SEC in connection with the acquisition. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS. After the Registration Statement has been declared effective, the definitive proxy statement/prospectus (if and when available) will be mailed to Enfusion’s security holders. Investors and security holders will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed by Clearwater and Enfusion with the SEC (if and when available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Clearwater, including the proxy statement/prospectus (when available) will be available free of charge from Clearwater’s website atinvestors.clearwateranalytics.com. Copies of documents filed with the SEC by Enfusion, including the proxy statement/prospectus (when available) will be available free of charge from Enfusion’s website at ir.enfusion.com.

Participants in the Solicitation

Clearwater, Enfusion and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information about Clearwater’s directors and executive officers is available in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, its definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024, and in the proxy statement/prospectus (when available). Information about the directors and executive officers of Enfusion is available in its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, its definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024, and in the proxy statement/prospectus (when available). Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by Clearwater and Enfusion will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by Clearwater, including the proxy statement/prospectus (when available) will be available free of charge from Clearwater’s website atinvestors.clearwateranalytics.com. and copies of documents filed with the SEC by Enfusion, including the proxy statement/prospectus (when available) will be available free of charge from Enfusion’s website at ir.enfusion.com.

3.	On January 13, 2025, the Company issued social media posts relating to the Proposed Transaction on LinkedIn and X containing the following text:

**Enfusion**
155,951 followers
5h • Edited •

We're excited to share that Enfusion has entered into a definitive agreement to be acquired by Clearwater Analytics (NYSE: CWAN), a leading provider of SaaS-based investment management, accounting, reporting, and analytics solutions. The acquisition brings together two industry leaders with a common vision for redefining technology and services across the Investment Management industry.

What makes this combination so special is our shared technology and product DNA - both companies are built as modern SaaS platforms with complementary capabilities that have grown organically over the years. Together, we'll continue building differentiated solutions that put our clients first.

We're tremendously proud of what we've accomplished and excited about combining the industry's most powerful investment management technology platforms to drive the industry forward.

Read the full press release here: https://lnkd.in/eJRVp6QG

CLEARWATER
ANALYTICS.
enfusion
Clearwater Analytics
to Acquire Enfusion
Shaping the Future of Investment Management.